UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 8, 2008

DYNAMIC GOLD CORP.
(Exact name of Registrant as specified in charter)

Nevada	333-119823	Applied For
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

506 – 675 West Hastings Street, Vancouver, British Columbia		V6B 1N2
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code:		(604) 488-0860

Not Applicable
(Former name or former address if changes since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 40.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 40.13e-4(c))

ITEM 5.02 – DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS: APPOINTMENT OF PRINCIPAL OFFICERS

(b) Resignation of Chief Financial Officer

Ms. Ann-Marie Cederholm resigned from the position of Chief Financial Officer of Dynamic Gold Corp. on May 8, 2008 effective May 8, 2008, to pursue other professional experience.  Ms. Cederholm did not resign due to any disagreements, in whole or in part with the Company, or because of any improprieties or any other matter relating to the Company’s operations, policies or practices.

(c)  Appointment of New Chief Financial Officer

The Board of Directors has appointed Ms. Chantal Schutz, BComm, CA,  as Chief Financial Officer of Dynamic Gold Corp.

Ms. Schutz is thirty four (34) years of age.  Ms. Schutz graduated from Royal Roads University in 1997 with a Bachelor’s degree in Commerce specializing in Entrepreneurial Management. Ms. Schutz has five years experience in Assurance and Business Services at both PricewaterhouseCoopers LLP and KPMG LLP. Ms. Schutz joins “Dynamic” coming from a Vancouver based mid-sized Chartered Accountant firm located in Burnaby BC, Canada.  Ms. Schutz has over 10 years accounting experience most recently performing Quality Assurance Control for publicly listed entities in Canada and the United States ensuring best practices and risk mitigation primarily in the resource and energy sectors.

There is no family relationship between Ms. Schutz and the existing officers and directors of Dynamic Gold Corp..

There are no relationships or related transactions required to be disclosed concerning Ms. Schutz.

Dynamic Gold Corp. has not entered into an employment agreement with Ms. Schutz and does not expect to enter into an employment agreement with Ms. Schutz at this time.

ITEM 9.01 – FINANCIAL STATEMENTS AND EXHIBITS

(a) Financial Statements of Business Acquired.   N/A

(b) Pro forma financial information.   N/A

(c) Exhibits.

As described in Item 5.02 of this Report, the following exhibit is filed as part of this Current Report on Form 8-K:

Exhibit No.	Description
99.1	Press Release dated May 8, 2008

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

 THE REGISTRANT

By:

_________________________________
Tim Coupland
President, Chief Executive Officer and
a Member of the Board of Directors

Dated: June 4, 2008